CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION

                              KIMBERLY MINES, INC.

     The   undersigned,   Shawni   Larrabee   (President)  and  Janamarie  Riche
(Secretary), officers of Kimberly Mines, Inc., do hereby certify as follows:

     That on July 1, 1997, shareholders, acting without a meeting, representing 95% of the issued and outstanding stock of the company, adopted a resolution to amend the Articles of the Corporation as follows:

     Article I which presently reads as follows:

                                    ARTICLE I

     The name of the Corporation shall be: KIMBERLY MINES, INC.

     Is hereby amended to read as follows:

                                    ARTICLE I

     The name of the Corporation shall be: MINE-A-MAX CORPORATION.

     The number of shares of the Corporation issued, outstanding and entitled to vote on the Amendment is 10,865,545, of which 10,322,268 shares were voted in favor of and consent to the within Amendment.


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Shawni Larrabee, President                     Janamarie Riche, Secretary